The Registrant's Agreement and Declaration of Trust dated July 19, 2011 is incorporated by reference to exhibit (a) to initial registration statement on Form N-1A filed on March 14, 2016 (Accession No.
0001193125-16-502791).

The Registrant's By-Laws dated July 19,
2011 is incorporated by reference to exhibit
(b) to initial registration statement on Form
N-1A filed on March 14, 2016 (Accession
No. 0001193125-16-502791).

Advisory Agreement dated October 25,
2016 between the Registrant and NGAM
Advisors, L.P. is incorporated by reference to exhibit (d)(1) to Pre-Effective
Amendment No. 1 to the registration
statement on Form N-1A filed on October
20, 2016 (Accession No. 0001193125-16-
742324).

Subadvisory Agreement dated October 25,
2016, by and among the Registrant, on
behalf of Natixis Seeyond International
Minimum Volatility ETF, NGAM Advisors
and Natixis Asset Management U.S., LLC is incorporated by reference to exhibit (d)(2) to Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed on October 20, 2016 (Accession No.
0001193125-16-742324).

NGAM Advisors Fee Waiver/Expense
Reimbursement Undertaking dated October
24, 2016 between NGAM Advisors and the
Registrant, on behalf of its Series, is
incorporated by reference to exhibit (h)(3) to Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed on October 20, 2016 (Accession No.
0001193125-16-742324).

Exhibit 77Q(1)